Exhibit 99.1

Sucampo Appoints Cary J. Claiborne as Chief Financial Officer

BETHESDA, Md.--(BUSINESS WIRE)--October 27, 2011--Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP) (SPI) today announced the appointment of Cary J. Claiborne as SPI’s Chief Financial Officer (CFO), effective immediately, reporting to Ryuji Ueno, M.D., Ph.D., Ph.D., Chairman and Chief Executive Officer (CEO), and James J. Egan, Chief Operating Officer, of SPI. Mr. Claiborne has been Sucampo’s Interim CFO since March 2011.

“I am very pleased that Cary Claiborne has joined Sucampo as our CFO. His experience has already benefited us as we prepare for a major inflection point in our history,” said Ryuji Ueno, M.D., Ph.D., Ph.D., Chairman and CEO of SPI. “I believe he will help bring Sucampo to the next level.”

Mr. Claiborne brings to Sucampo more than 25 years of financial expertise and senior leadership experience in both publicly traded and privately-held companies. Before his appointment in March 2011 as SPI’s Interim CFO, Mr. Claiborne had been President, CEO, and a member of the board of directors of New Generation Biofuels, Inc., of Columbia, Maryland, a publicly traded biofuel technology company, as well as its CFO. While at New Generation, Mr. Claiborne organized and led that company’s finance and administrative functions, including Treasury, Human Resources, Business Development, Legal, Strategic Planning, Intellectual Property and IT. Prior to joining New Generation in 2007, Mr. Claiborne had been CFO of Osiris Therapeutics, Inc., a stem cell therapeutics company, since 2004. During his tenure there, he led that company through its Initial Public Offering of shares, transforming it from a privately held company to one listed on NASDAQ, which included developing and implementing corporate governance policies and procedures, an SEC financial reporting process and working capital/cost control procedures. Mr. Claiborne began his career at General Electric Company, in 1982, and held a series of progressively more responsible positions in financial management and senior management, including President and CEO of New Enterprise Wholesale Services at GE Capital. Mr. Claiborne joined MCI Corporation where he was VP-Financial Planning & Analysis in 1997, and The Home Depot, Inc., where he was VP-Financial Planning & Analysis in 2000. Mr. Claiborne graduated from Rutgers University where he earned a BA, Business Administration and earned an MBA, in Finance, from Villanova University.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc., an international pharmaceutical company, focuses on the development and commercialization of medicines based on prostones. The therapeutic potential of prostones, which occur naturally in the human body as a result of enzymatic (15-PGDH) transformation of certain fatty acids, was first identified by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo Pharmaceuticals’ Chairman and CEO. Dr. Ueno founded Sucampo Pharmaceuticals in 1996 with Sachiko Kuno, Ph.D., founding CEO and currently Executive Advisor, International Business Development and a member of the Board of Directors. For more information about Sucampo Pharmaceuticals, please visit www.sucampo.com.

AMITIZA is a registered trademark of Sucampo Pharmaceuticals, Inc. RESCULA is a registered trademark of R-Tech Ueno, ltd., and has been licensed to Sucampo Pharmaceuticals, Inc.

Forward-Looking Statement

Any statements in this press release about future expectations, plans and prospects for Sucampo Pharmaceuticals are forward-looking statements made under the provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” ”may” or other similar expressions. Forward-looking statements include statements about the potential utility of AMITIZA® and RESCULA® to treat particular indications and expected data availability dates. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those described in Sucampo Pharmaceuticals’ filings with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K for the year ended December 31, 2010 and other periodic reports filed with the SEC. Any forward-looking statements in this press release represent Sucampo Pharmaceuticals’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Sucampo Pharmaceuticals anticipates that subsequent events and developments will cause its views to change. However, while Sucampo Pharmaceuticals may elect to update these forward-looking statements publicly at some point in the future, Sucampo Pharmaceuticals specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

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CONTACT:
Sucampo Pharmaceuticals, Inc.
Kate de Santis, 240-223-3834
kdesantis@sucampo.com